VOTE ONLINE
PO Box 211230, Eagan, MN 55121-9984	1. Read the proxy statement. 2. Go to: www.proxyvotenow.com/jpm 3. Follow the simple instructions.

VOTE BY PHONE
1. Read the proxy statement and have the proxy card at hand. 2. Call toll-free: 855-276-6786 3. Follow the simple instructions.

VOTE BY MAIL
1. Read the proxy statement. 2. Check the appropriate box(es) on the reverse side of the proxy card. 3. Sign, date and return the proxy card in the envelope provided

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JPMORGAN NATIONAL MUNICIPAL INCOME FUND

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 30, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of the above-referenced Fund (the “Fund”) hereby appoints each of [ ], [ ], and [ ], collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on July 30, 2025 at 277 Park Avenue, New York, NY 10172 at [    ] a.m. Eastern Time, and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choice made on this ballot. IF THIS PROXY IS PROPERLY EXECUTED BUT NO CHOICE IS INDICATED AS TO THE PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S) This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above

Date

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be

held on July 30, 2025.

The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/jpmorgan

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE

REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

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This proxy is solicited on behalf of the Board of Trustees. It will be voted as specified.

If no specification is made, this proxy shall be voted “FOR” the proposal.

The Board of Trustees has voted in favor of all the proposals and recommends that you vote “FOR” all the proposals.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS:

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization for your Fund pursuant to which your Fund will transfer all of its assets and liabilities to the JPMorgan Municipal ETF (the “Acquiring Fund”) in exchange for the shares of the Acquiring Fund and having an aggregate net asset value (“NAV”) equal to the aggregate NAV of Your Fund followed immediately by the distribution by Your Fund to its shareholders of the portion of shares of the Acquiring Fund to which the shareholder is entitled (including cash in lieu of fractional shares of the Acquiring Fund), in liquidation of Your Fund.	☐	☐	☐

2.	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.